Exhibit 99.1

PPD Reports Fourth Quarter and Full Year 2020 Results

Provides First Quarter and Full Year 2021 Guidance

WILMINGTON, N.C. (February 23, 2021) - PPD, Inc. (Nasdaq: PPD), a leading global contract research organization, today reported its financial results for the fourth quarter and full year ended December 31, 2020.

Highlights

•	Fourth quarter net authorizations of $1,297.6 million, representing 28.1% growth and resulting in a net book-to-bill ratio of 1.30x on a historical basis

•	Full year net authorizations of $4,613.7 million, representing 20.5% growth and resulting in a net book-to-bill ratio of 1.32x on a historical basis

•	Ending backlog of $8,187.9 million, an increase of 15.9% over the prior year-end on a historical basis

•	Fourth quarter and full year revenue of $1,364.3 million and $4,681.5 million, representing growth of 30.3% and 16.1% over the same periods in 2019, respectively

•	Fourth quarter and full year net income attributable to common stockholders of $73.1 million and $120.2 million, representing growth of 980.2% and 119.8% over the same periods in 2019, respectively

•	Fourth quarter and full year adjusted EBITDA of $251.9 million and $875.7 million, representing 17.9% and 12.7% growth over the same periods in 2019, respectively

•	Fourth quarter and full year diluted EPS of $0.20 and $0.35 and adjusted diluted EPS of $0.39 and $1.19, respectively

•	Full year 2021 guidance: revenue of $5,145 million to $5,304 million; adjusted EBITDA of $970 million to $1,000 million; adjusted diluted EPS of $1.37 to $1.45

•	First quarter 2021 guidance: revenue of $1,277 million to $1,302 million; adjusted EBITDA of $225 million to $229 million; adjusted diluted EPS of $0.30 to $0.32

“PPD’s talent and culture have been instrumental to our success,” said David Simmons, PPD’s chairman and CEO. “The challenges of the pandemic put a spotlight on our people, differentiated capabilities and therapeutic expertise – and PPD excelled in that spotlight. Not only have we played a key role in developing vaccines and therapeutics to prevent and treat COVID-19, but our unwavering commitment to study continuity and deployment of innovative solutions in this dynamic environment produced outstanding financial results. As we add another year of double-digit growth to our long track record of strong performance, we are very well positioned for 2021.”

Fourth Quarter 2020 Results

Revenue for the three months ended December 31, 2020 increased 30.3% to $1,364.3 million, compared to $1,046.9 million for the three months ended December 31, 2019. At the segment level, Clinical Development Services revenue of $1,110.1 million grew 28.3% and Laboratory Services revenue of $254.2 million grew 40.1%, each compared to the three months ended December 31, 2019.

Net income attributable to common stockholders for the three months ended December 31, 2020 was $73.1 million, or $0.20 per diluted share, compared to $6.8 million, or $0.02 per diluted share, for the three months ended December 31, 2019. Adjusted net income for the three months ended December 31, 2020 was $141.0 million, or $0.39 per diluted share, compared to adjusted net income of $92.2 million, or $0.33 per diluted share, for the three months ended December 31, 2019.

Adjusted EBITDA for the three months ended December 31, 2020 was $251.9 million, compared to $213.6 million for the three months ended December 31, 2019.

Full Year 2020 Results

Revenue for the year ended December 31, 2020 increased 16.1% to $4,681.5 million, compared to $4,031.0 million for the prior year. At the segment level, Clinical Development Services revenue of $3,804.9 million grew 13.4% and Laboratory Services revenue of $876.6 million grew 29.5%, each compared to the prior year.

Net income attributable to common stockholders for the year ended December 31, 2020 was $120.2 million, or $0.35 per diluted share, compared to $54.7 million, or $0.19 per diluted share, for the prior year. Adjusted net income for the year ended December 31, 2020 was $412.8 million, or $1.19 per diluted share, compared to adjusted net income of $286.8 million, or $1.02 per diluted share, for the prior year.

Adjusted EBITDA for the year ended December 31, 2020 was $875.7 million, compared to $776.9 million for the year ended December 31, 2019.

Important disclosures about, and reconciliations of, non-GAAP measures to their most directly comparable GAAP measures, including adjusted net income, adjusted diluted earnings per share and adjusted EBITDA, are provided in the “Non-GAAP Financial Measures” section of this press release.

Net Authorizations and Backlog

The following table provides select information related to PPD’s net authorizations and backlog as of and for the three months ended December 31, 2020 compared to the three months ended December 31, 2019:

	Historical Basis		ASC 606 Direct Basis		ASC 606 Basis
(dollars in millions)	2020	% Change	2020	% Change	2020	% Change
Net authorizations	$1,297.6	28.1%	$1,297.6	28.1%	$1,881.9	38.5%
Ending backlog	$8,187.9	15.9%	$8,512.8	16.2%	$12,237.7	19.1%
Backlog conversion	12.7%		11.7%		11.6%
Net book-to-bill	1.30x		1.36x		1.38x

The following table provides select information related to PPD’s net authorizations and backlog as of and for the year ended December 31, 2020 compared to the year ended December 31, 2019:

	Historical Basis		ASC 606 Direct Basis		ASC 606 Basis
(dollars in millions)	2020	% Change	2020	% Change	2020	% Change
Net authorizations	$4,613.7	20.5%	$4,613.7	20.5%	$6,643.8	31.5%
Ending backlog	$8,187.9	15.9%	$8,512.8	16.2%	$12,237.7	19.1%
Backlog conversion	11.7%		11.1%		10.7%
Net book-to-bill	1.32x		1.35x		1.42x

Financial Position

As of December 31, 2020, cash and cash equivalents were $768.0 million, gross debt was $4,289.7 million and net debt was $3,521.7 million, resulting in a net leverage ratio of 4.0x trailing 12-month adjusted EBITDA.

As of December 31, 2020, PPD had $298.4 million of borrowing capacity under its revolving credit facility. Total liquidity, which is comprised of PPD’s borrowing capacity under its revolving credit facility and cash and cash equivalents of $768.0 million, was $1,066.4 million as of December 31, 2020, representing a 65.7% increase over total liquidity of $643.6 million as of December 31, 2019.

On January 13, 2021, PPD entered into and closed a new (i) $3,050.0 million aggregate principal amount senior secured first-lien term loan facility (the “New Term Loan”) maturing in January 2028 and (ii) $600.0 million committed principal amount senior secured first-lien revolving credit facility maturing in January 2026 (the “New Revolving Credit Facility” and together with the New Term Loan, the “New Credit Agreement”). The proceeds from borrowings under the New Term Loan, together with cash on hand, were used to (i) refinance in full the principal amount outstanding and accrued and unpaid interest, fees and other amounts then due and owing under the then-existing credit agreement (the “Refinancing”) and (ii) pay fees and expenses relating to the New Credit Agreement.

PPD’s adjusted total liquidity as of December 31, 2020 was $1,312.9 million after giving effect to the New Credit Agreement and the Refinancing, as if each had occurred on such date.

Financial Guidance

PPD’s first quarter and full year 2021 guidance is as follows:

First Quarter 2021	Low – High ($)	Low – High (Y/Y%)
Revenue	$1,277 million – $1,302 million	19% – 21%
Adjusted EBITDA	$225 million – $229 million	14% – 17%
Adjusted diluted EPS	$0.30 – $0.32	25% – 33%

Full Year 2021	Low – High ($)	Low – High (Y/Y%)
Revenue	$5,145 million – $5,304 million	10% – 13%
Adjusted EBITDA	$970 million – $1,000 million	11% – 14%
Adjusted diluted EPS	$1.37 – $1.45	15% – 22%

First quarter and full year 2021 guidance assumes foreign exchange rates will remain in effect through the first quarter and full year. PPD’s guidance for adjusted diluted EPS also assumes (i) an estimated full year adjusted tax rate of between 23% and 24% and (ii) diluted weighted-average shares outstanding of 358 million as of March 31, 2021 and 360 million as of December 31, 2021, respectively.

Webcast and Conference Call Details

PPD will host a conference call on Wednesday, February 24, at 9:00 a.m. (Eastern Time) to discuss its fourth quarter and full year 2020 financial results. The conference call can be accessed live over the phone by dialing +1 877 407 0784, or for international callers, +1 201 689 8560.

Investors and other interested parties may also listen to a live webcast of the conference call by logging onto the investors section of PPD’s website at https://investors.ppd.com. An online replay will be available after the call and can be accessed by dialing +1 844 512 2921, or for international callers, +1 412 317 6671. The passcode for the live conference call and the replay is 13715818. The replay will be available until Wednesday, March 10, 2021.

About PPD

PPD is a leading global contract research organization providing comprehensive, integrated drug development, laboratory and lifecycle management services. Our customers include pharmaceutical, biotechnology, medical device, academic and government organizations. With locations in 46 countries and more than 26,000 professionals worldwide, PPD applies innovative technologies, therapeutic expertise and a firm commitment to quality to help customers bend the cost and time curve of drug development and optimize value in delivering life-changing therapies to improve health. For more information, visit www.ppd.com.

PPD Contacts

Media:	Investors:
Ned Glascock	Tracy Krumme
+1 910 558 8760	+1 910 558 4186
ned.glascock@ppd.com	investors@ppd.com

Forward-Looking Statements

This press release contains forward-looking statements. These statements often include words such as “anticipate,” “expect,” “suggest,” “plan,” “guidance,” “believe,” “intend,” “project,” “forecast,” “estimates,” “targets,” “projections,” “should,” “could,” “would,” “may,” “might,” “will,” and other similar expressions, including forward-looking statements about the impact from the novel coronavirus disease (the “COVID-19 pandemic”). We base these forward-looking statements on our current expectations, plans and assumptions that we have made in light of our experience in the industry, as well as our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances at this time, including the impact from the COVID-19 pandemic. As you consider this press release, you should understand that these statements are not guarantees of performance or results. The forward-looking statements contained herein are subject to and involve risks, uncertainties and assumptions and you should not place undue reliance on these forward-looking statements. Although we believe that these forward-looking statements are based on reasonable assumptions at the time they are made, you should be aware that many factors could affect our actual financial results, including the impact from the COVID-19 pandemic, and our ability to achieve our projected financial guidance, and therefore actual results might differ materially from those expressed in these forward-looking statements. Factors that might materially affect such forward-looking statements and projections include: any failure of our backlog to accurately predict or convert into future revenue; the fact that our customers can terminate, delay or reduce the scope of our contracts with them upon short notice or with no notice; the impact of industry, customer and therapeutic area concentration; consolidation amongst our customers, and the potential for rationalization of the combined drug development pipeline, resulting in fewer products in clinical development; our ability to accurately price our contracts and manage our costs associated with performance of such contracts; any failures in our information and communication systems, including cybersecurity breaches, impacting us or our customers, clinical trial participants or employees; our dependence on our technology network, and the impact from upgrades to the network; any failure to perform services in accordance with contractual requirements, regulatory standards and ethical standards; our ability to access clinical research sites, attract suitable investigators or enroll a sufficient number of patients (including as a result of the COVID-19 pandemic) for our customers’ clinical trials; any failure by us to comply with numerous privacy laws; our ability to keep pace with rapid technological changes that could make our services less competitive or obsolete; our ability to recruit, retain and motivate key personnel, including the loss of any key executive who becomes seriously ill with COVID-19; our dependence on third parties for critical goods and support services, including a significant impact from the COVID-19 pandemic on our suppliers; any violation of laws, including laws governing the conduct of clinical trials or other biopharmaceutical research, and anti-corruption laws, such as the U.S. Foreign Corrupt Practices Act and the United Kingdom Bribery Act of 2010; competition between our existing and potential customers and the potential negative impact on our business; our management of business restructuring transactions and the integration of acquisitions; risks related to the drug and medical device development services industry that could result in potential liability that could affect our business, reputation and financial condition; any failure of our insurance to cover the potential liabilities, including indemnification obligations, associated with the operation of our business and provision of services and changes to our insurance coverage; our use of biological and hazardous materials, which could violate law or cause injury or death, resulting in liability; international or U.S. economic, currency, political and other risks, such as those from the COVID-19 pandemic; disruptions to our operations by the occurrence of a natural disaster, pandemic (such as the COVID-19 pandemic), or other catastrophic events; the current and uncertain future impact from the COVID-19 pandemic on our business, growth, reputation, prospects, financial condition, results of operations (including components of our financial results), cash flows and liquidity;

changes in tax laws, such as U.S. tax reform, or interpretations of existing tax laws; economic conditions, import/export implications and regulatory changes relating to the United Kingdom’s exit from the European Union; any inability to adequately protect our intellectual property or the security of our systems and the data stored therein; our investments in third parties, which are illiquid and subject to loss; the substantial value of our goodwill and intangible assets, which we might not fully realize, resulting in impairment losses; difficult and volatile conditions in the capital and credit markets and in the overall economy, including those caused by the COVID-19 pandemic; the fragmented and highly competitive nature of the drug development services industry; changes in trends in the biopharmaceutical industry, including decreases in research and development spending and outsourcing; the potential adverse effect that the political, economic and/or regulatory influences and changes impacting the United States and international healthcare industry could have on both our customers’ and our businesses, including as a result of healthcare reform; any patent or other intellectual property litigation we might be involved in; risks related to our indebtedness; risks related to ownership of our common stock; the significant influence certain stockholders have over us; other factors beyond our control; and other risk factors set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 as updated by the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2020, and other SEC filings, copies of which are available free of charge on the SEC website at www.sec.gov. These cautionary statements should not be construed by you to be exhaustive and are made only as of the date hereof. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Backlog and Net Authorizations

Revenue is comprised of direct, third-party pass-through and out-of-pocket revenue from providing services to customers. Direct revenue represents revenue associated with the direct services. Third-party pass-through and out-of-pocket revenue (collectively, “indirect revenue”) represents the reimbursement by customers of third-party pass-through and out-of-pocket costs incurred by PPD under its contracts with customers.

Historically, PPD reported backlog and net authorizations on a basis which excluded indirect revenues and the impact of Accounting Standards Codification (“ASC”) 606 (“ASC 606”) on direct revenue (“Historical Basis”). During the first quarter of 2020, PPD began to assess backlog and net authorizations on an ASC 606 direct revenue basis (“ASC 606 Direct Basis”) and on an ASC 606 total direct and indirect revenue basis (“ASC 606 Basis”).

Net authorizations represent new business awards, net of award or contract modifications, contract cancellations, foreign currency fluctuations and other adjustments. Backlog for all periods represents anticipated revenues for work not yet completed or performed (i) under signed contracts, letters of intent and, in some cases, awards that are supported by other forms of written communication and (ii) where there is sufficient or reasonable certainty about the customer’s ability and intent to fund and commence the services within six months. Backlog conversion represents quarterly revenues for the period divided by opening backlog for that period. The net book-to-bill ratio represents the amount of net authorizations for the period divided by revenues recognized in that period.

Backlog might not be a reliable indicator of future revenue and PPD might not realize all or any part of the revenue from the authorizations in backlog as of any point in time.

Non-GAAP Financial Measures

In addition to the financial measures prepared in accordance with generally accepted accounting principles in the United States (“GAAP”), this press release contains certain non-GAAP financial measures, including adjusted EBITDA, adjusted tax rate, adjusted net income, adjusted diluted earnings per share, net debt, net leverage ratio, total liquidity and adjusted total liquidity. A non-GAAP financial measure is generally defined as a numerical measure of a company’s financial performance or financial position that excludes or includes amounts so as to be different than the most directly comparable measure calculated and presented in accordance with GAAP.

Adjusted EBITDA consists of net income or loss attributable to common stockholders of PPD, adjusted for changes in recapitalization investment portfolio consideration and net income or loss attributable to noncontrolling interest and before interest expense, net, provision for or benefit from income taxes and depreciation and amortization and eliminates (i) non-operating income or expense and (ii) impacts of certain non-cash, unusual or other items that are included in net income or loss that we do not consider indicative of our ongoing operating performance. Adjusted tax rate is calculated by dividing adjusted tax expense by adjusted income before the provision for income taxes, whereby adjusted tax expense equals the sum of the following line items: (i) (benefit from) provision for income taxes and (ii) tax adjustments, and adjusted income before the provision for income taxes equals the sum of the following line items: (i) income before (benefit from) provision for income taxes and (ii) total adjustments to net income. Adjusted net income (and adjusted diluted earnings per share) consists of net income or loss (and diluted earnings or loss per share) attributable to common stockholders of PPD before amortization and the elimination of (i) non-operating income or expense and (ii) impacts of certain non-cash, unusual or other items that are included in net income or loss that we do not consider indicative of our ongoing operating performance. In the case of adjusted EBITDA, adjusted net income and adjusted diluted earnings per share, we believe that making such adjustments provides management and investors meaningful information to understand our operating performance and the ability to analyze financial and business trends on a period-to-period basis. Although we exclude amortization of acquired intangible assets from our non-GAAP expenses, we note that revenue generated from such intangibles is included within revenue in determining net income or loss attributable to common stockholders of PPD. Net debt consists of the outstanding principal balance of the term loan, senior unsecured notes, finance lease obligations and revolving credit borrowings, less cash and cash equivalents, and the net leverage ratio is equal to net debt divided by trailing 12-month adjusted EBITDA.

Other companies in our industry may calculate adjusted EBITDA, adjusted tax rate, adjusted net income, adjusted diluted earnings per share, net debt, net leverage ratio, total liquidity and adjusted total liquidity differently than we do. As a result, these non-GAAP financial measures have limitations as analytical and comparative tools and should not be considered in isolation, or as a substitute for analysis of our results as reported under GAAP. Adjusted EBITDA, adjusted tax rate, adjusted net income, adjusted diluted earnings per share, net debt, net leverage ratio, total liquidity and adjusted total liquidity should not be considered as measures of discretionary cash available to us to invest in the growth of our business. In calculating these performance and liquidity financial measures, we make certain adjustments that are based on assumptions and estimates that may prove to have been inaccurate. Our presentation of adjusted EBITDA, adjusted tax rate, adjusted net income, adjusted diluted earnings per share, net debt, net leverage ratio, total liquidity and adjusted total liquidity should not be construed as an inference that our future results and financial position will be unaffected by unusual items.

PPD has not reconciled the forward-looking adjusted EBITDA and adjusted diluted earnings per share guidance included above to the most directly comparable GAAP measure because this cannot be done without unreasonable effort due to the variability and low visibility with respect to certain costs, the most significant of which are incentive compensation (including stock-based compensation), certain fair value measurements, recapitalization portfolio interest consideration and costs related to the uncertainties caused by the global COVID-19 pandemic, which are potential adjustments to future earnings. PPD expects the variability of these items to have a potentially unpredictable, and a potentially significant, impact on our future GAAP financial results.

PPD, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

(in thousands, except per share data)

	Three Months Ended December 31,		Years Ended December 31,
	2020	2019	2020	2019
Revenue	$1,364,292	$1,046,884	$4,681,474	$4,031,017
Operating costs and expenses:
Direct costs, exclusive of depreciation and amortization	459,346	372,077	1,682,046	1,484,258
Reimbursed costs	390,231	235,938	1,200,754	924,634
Selling, general and administrative expenses	275,415	257,375	1,010,127	938,806
Depreciation and amortization	72,721	66,934	279,116	264,830
Long-lived and goodwill asset impairments	—	1,284	1,414	1,284

Total operating costs and expenses	1,197,713	933,608	4,173,457	3,613,812

Income from operations	166,579	113,276	508,017	417,205
Interest expense, net	(50,937)	(82,597)	(216,932)	(311,744)
Loss on extinguishment of debt	—	—	(93,534)	—
Gain (loss) on investments	36,088	3,673	52,737	(19,043)
Other expense, net	(48,643)	(23,985)	(62,740)	(27,143)

Income before (benefit from) provision for income taxes	103,087	10,367	187,548	59,275
(Benefit from) provision for income taxes	(1,877)	(9,430)	18,805	2,957

Income before equity in losses of unconsolidated affiliates	104,964	19,797	168,743	56,318
Equity in losses of unconsolidated affiliates, net of income taxes	(2,501)	(1,503)	(8,187)	(3,563)

Net income	102,463	18,294	160,556	52,755
Net income attributable to noncontrolling interest	(2,366)	(1,544)	(6,865)	(4,934)

Net income attributable to PPD, Inc.	100,097	16,750	153,691	47,821
Recapitalization investment portfolio consideration	(27,009)	(9,984)	(33,538)	6,846

Net income attributable to common stockholders of PPD, Inc.	$73,088	$6,766	$120,153	$54,667

Earnings per share attributable to common stockholders of PPD, Inc.:
Basic	$0.21	$0.02	$0.35	$0.20
Diluted	$0.20	$0.02	$0.35	$0.19
Weighted-average common shares outstanding:
Basic	349,851	279,433	341,178	279,285
Diluted	357,226	282,603	346,684	280,693

PPD, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(unaudited)

(in thousands, except par value)

	December 31,
	2020	2019
Assets
Current assets:
Cash and cash equivalents	$767,999	$345,187
Accounts receivable and unbilled services, net	1,609,718	1,326,614
Income taxes receivable	22,386	27,437
Prepaid expenses and other current assets	146,100	119,776

Total current assets	2,546,203	1,819,014
Property and equipment, net	496,474	458,845
Investments in unconsolidated affiliates	43,178	34,028
Investments	265,894	250,348
Goodwill, net	1,820,208	1,764,104
Intangible assets, net	748,404	892,091
Other assets	201,643	156,220
Operating lease right-of-use assets	171,839	181,596

Total assets	$6,293,843	$5,556,246

Liabilities, Redeemable Noncontrolling Interest and Stockholders’ Deficit
Current liabilities:
Accounts payable	$176,341	$130,060
Accrued expenses:
Payables to investigators	404,654	322,231
Accrued employee compensation	331,156	263,834
Accrued interest	2,825	44,527
Other accrued expenses	192,954	138,632
Income taxes payable	21,206	15,161
Unearned revenue	1,060,544	1,110,872
Current portion of operating lease liabilities	51,643	45,962
Current portion of long-term debt and finance lease obligations	36,238	35,794

Total current liabilities	2,277,561	2,107,073
Accrued income taxes	18,658	38,465
Deferred tax liabilities	54,535	92,225
Recapitalization investment portfolio liability	191,923	191,678
Long-term operating lease liabilities, less current portion	137,657	153,766
Long-term debt and finance lease obligations, less current portion	4,226,192	5,608,134
Other liabilities	98,908	33,017

Total liabilities	7,005,434	8,224,358
Redeemable noncontrolling interest	34,929	30,036
Stockholders’ deficit:
Common stock $0.01 par value,
2,000,000 shares authorized; 350,858 shares issued and
350,132 shares outstanding as of December 31, 2020 and
2,080,000 shares authorized; 280,127 shares issued and
279,426 shares outstanding as of December 31, 2019	3,509	2,801
Treasury stock, at cost, 726 and 701 shares as of December 31, 2020 and 2019, respectively	(13,268)	(12,707)
Additional paid-in-capital	1,819,892	1,983
Accumulated deficit	(2,271,808)	(2,391,321)
Accumulated other comprehensive loss	(284,845)	(298,904)

Total stockholders’ deficit	(746,520)	(2,698,148)

Total liabilities, redeemable noncontrolling interest and stockholders’ deficit	$6,293,843	$5,556,246

PPD, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

(in thousands)

	Years Ended December 31,
	2020	2019
Cash flows from operating activities:
Net income	$160,556	$52,755
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	279,116	264,830
Long-lived and goodwill asset impairments	1,414	1,284
Stock-based compensation expense	21,274	15,632
Non-cash operating lease expense	43,797	40,633
Amortization of debt issuance costs, modification costs and debt discounts	10,535	17,768
Non-cash losses (gains) on interest rate swaps	2,572	(9,523)
(Gain) loss on investments	(52,737)	19,043
Loss on unconsolidated affiliates	8,187	3,563
Deferred income tax benefit	(38,564)	(84,795)
Loss on extinguishment of debt	93,534	—
Amortization of costs to obtain a contract	11,224	11,432
Other	(1,722)	9,366
Change in operating assets and liabilities, net of effect of businesses acquired or sold:
Accounts receivable and unbilled services, net	(278,471)	(28,075)
Prepaid expenses and other current assets	15,577	(11,465)
Other assets	(40,899)	(31,288)
Income taxes, net	(7,001)	7,712
Accounts payable, accrued expenses and other liabilities	141,238	26,283
Operating lease liabilities	(45,330)	(39,065)
Unearned revenue	(72,966)	166,856

Net cash provided by operating activities	251,334	432,946

Cash flows from investing activities:
Purchases of property and equipment	(163,331)	(125,424)
Acquisitions of businesses, net of cash and cash equivalents acquired	321	(74,187)
Capital contributions paid for investments	(6,852)	(4,069)
Distributions received from investments	43,974	452
Investments in unconsolidated affiliates	(20,000)	(30,000)

Net cash used in investing activities	(145,888)	(233,228)

Cash flows from financing activities:
Purchase of treasury stock	(626)	(4,012)
Proceeds from exercise of stock options	24,264	4,524
Borrowing on revolving credit facility	150,000	—
Repayment of revolving credit facility	(150,000)	—
Proceeds from issuance of senior notes	1,200,000	891,000
Redemption of HoldCo Notes	(1,464,500)	—
Redemption of OpCo Notes	(1,160,865)	—
Payments on long-term debt and finance leases	(41,137)	(37,409)
Distribution to noncontrolling interest holder	(3,829)	—
Payment of debt issuance and debt modification costs	(20,738)	(30,142)
Payment of contingent consideration for acquisition of business	(4,338)	—
Net proceeds from initial public offering	1,772,960	—
Recapitalization investment portfolio distribution	(20,474)	—
Return of capital and special dividend to stockholders	—	(1,246,000)

Net cash provided by (used in) financing activities	280,717	(422,039)

Effect of exchange rate changes on cash and cash equivalents	36,649	14,442

Net increase (decrease) in cash and cash equivalents	422,812	(207,879)
Cash and cash equivalents, beginning of the period	345,187	553,066

Cash and cash equivalents, end of the period	$767,999	$345,187

PPD, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP TO NON-GAAP MEASURES

(unaudited)

(in thousands, except per share data)

	Three Months Ended December 31,		Years Ended December 31,
	2020	2019	2020	2019
Net income attributable to common stockholders of PPD, Inc.	$73,088	$6,766	$120,153	$54,667
Recapitalization investment portfolio consideration	27,009	9,984	33,538	(6,846)
Net income attributable to noncontrolling interest	2,366	1,544	6,865	4,934

Net income	102,463	18,294	160,556	52,755

Reconciliation to Adjusted EBITDA:
Interest expense, net	50,937	82,597	216,932	311,744
(Benefit from) provision for income taxes	(1,877)	(9,430)	18,805	2,957
Depreciation and amortization	72,721	66,934	279,116	264,830
Stock-based compensation expense	5,175	3,931	21,274	15,632
Option holder special bonuses (a)	659	4,017	6,288	18,874
Other expense, net (b)	48,643	23,985	62,740	27,143
Long-lived and goodwill asset impairments	—	1,284	1,414	1,284
Loss on extinguishment of debt	—	—	93,534	—
Sponsor fees and related costs (c)	—	934	448	3,805
Severance and charges for other cost reduction activities (d)	245	2,641	2,305	10,398
Transaction-related and public company transition costs (e)	1,233	9,959	10,177	22,950
(Gain) loss on investments (f)	(36,088)	(3,673)	(52,737)	19,043
Other adjustments (g)	7,749	12,148	54,825	25,530

Adjusted EBITDA	$251,860	$213,621	$875,677	$776,945

Reconciliation to Adjusted Net Income:
Net income	$102,463	$18,294	$160,556	$52,755
Amortization of intangible assets	39,015	40,949	157,613	162,121
Amortization of debt issuance and modification costs and debt discount	2,272	5,606	10,535	17,768
Amortization of accumulated other comprehensive income on derivatives	(2,060)	(2,366)	(11,313)	(9,523)
Stock-based compensation expense	5,175	3,931	21,274	15,632
Option holder special bonuses (a)	659	4,017	6,288	18,874
Other expense, net (b)	48,643	23,985	62,740	27,143
Long-lived and goodwill asset impairments	—	1,284	1,414	1,284
Loss on extinguishment of debt	—	—	93,534	—
Sponsor fees and related costs (c)	—	934	448	3,805
Severance and charges for other cost reduction activities (d)	245	2,641	2,305	10,398
Transaction-related and public company transition costs (e)	1,233	9,959	10,177	22,950
(Gain) loss on investments (f)	(36,088)	(3,673)	(52,737)	19,043
Other adjustments (g)	7,749	12,148	54,825	25,530

Total adjustments	66,843	99,415	357,103	315,025
Tax adjustments[1] (h)	(28,302)	(25,550)	(104,816)	(80,961)

Adjusted net income	$141,004	$92,159	$412,843	$286,819

Diluted weighted average common shares outstanding	357,226	282,603	346,684	280,693

Adjusted diluted earnings per share	$0.39	$0.33	$1.19	$1.02

[1]

The GAAP effective tax rate was (2%) and (91%) for the three months ended December 31, 2020 and 2019, respectively, and 10% and 5% for the years ended December 31, 2020 and 2019, respectively. The adjusted tax rate, as defined in the “Non-GAAP Financial Measures” section of this press release, was 16% and 15% for the three months ended December 31, 2020 and 2019, respectively, and 23% and 22% for the years ended December 31, 2020 and 2019, respectively.

PPD, INC. AND SUBSIDIARIES

Reconciliation of GAAP to Non-GAAP Measures

(unaudited)

(in thousands, except net leverage ratio)

Calculation of Net Leverage Ratio as of December 31, 2020
Gross debt	$4,289,740
Less: Cash and cash equivalents	767,999

Net debt	$3,521,741
Adjusted EBITDA	$875,677

Net leverage ratio (net debt/trailing 12-month adjusted EBITDA)	4.0x

(a)	Represents PPD’s costs associated with special cash bonuses paid to PPD’s option holders.
(b)	Primarily represents losses from fluctuations in foreign currency exchange rates.
(c)

Represents management fees incurred under consulting services agreements with certain investment funds of Hellman & Friedman LLC and its affiliates and The Carlyle Group, Inc. and its affiliates. These consulting services agreements terminated upon consummation of PPD’s initial public offering (“IPO”).

(d)

Represents employee separation costs, exit and disposal costs associated with the full or partial exit of certain leased facilities, costs associated with planned employee reorganizations and other contract termination costs from various cost-reduction activities.

(e)

Represents integration and transaction costs incurred with completed or contemplated acquisitions, costs incurred in connection with PPD’s IPO, secondary offering, other transaction costs and costs associated with PPD’s public company transition.

(f)	Represents the fair value accounting gains or losses primarily from PPD’s investments in Auven Therapeutics Holdings, L.P. and venBio Global Strategic Fund, L.P.
(g)

Other adjustments include amounts that management believes are not representative of our operating performance. These adjustments include implementation costs associated with a new enterprise resource planning system, one-time costs incurred in 2020 associated with the termination of a long-term incentive program which has been replaced by a traditional stock-based program in 2020, advisory costs associated with the adoption of new accounting standards, one-time costs and income associated with the COVID-19 pandemic and other unusual charges or income.

(h)

Includes the tax effect of non-GAAP adjustments at an estimated blended statutory tax rate of 26%, excluding the change in recapitalization investment portfolio consideration, and $(11,483) and $(13,559) in other tax adjustments for the three months and year ended December 31, 2020, respectively, as they are not representative of PPD’s operating performance. There were no other tax adjustments for either the three months or year ended December 31, 2019.